UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 29, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



         Delaware                       0-26224                 51-0317849
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or oganization)                                Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

On September 29, 2006, Integra LifeSciences Holdings Corporation (the "Company") entered into an indenture (the "Indenture") with Wells Fargo Bank, N.A., governing the Company's 2 1/2% Contingent Convertible Subordinated Notes due 2008 (the "New Notes"). The New Notes were issued on September 29, 2006 in connection with the closing of the Company's offer to exchange (the "Exchange Offer") $120,000,000 principal amount of New Notes for any or all of the Company's outstanding 2 1/2% Contingent Convertible Subordinated Notes due 2008 (the "Old Notes"). The Company issued $115,205,000 principal amount of New Notes in exchange for an equal amount of validly tendered Old Notes.

Holders of the New Notes have the right, under certain circumstances, to convert New Notes into cash, and, if applicable, shares of the Company's common stock, subject to the Company's right to pay the share amount in additional cash. The initial conversion rate is 29.2847 shares of common stock per $1,000 principal amount of New Notes (subject to adjustment in certain events), which is equivalent to an initial conversion price of approximately $34.15 per share of common stock. The amount of cash and common stock payable upon conversion will depend upon the value of the Company's common stock over a 15 day period beginning on the third trading day after a holder delivers a notice of conversion.

The New Notes bear regular interest at an annual rate of 2.5% payable on March 15 and September 15 of each year, beginning March 15, 2007. The Company will pay contingent interest to the holders of the New Notes on March 15, 2008 if the Company's common stock price on February 15, 2008 (the "Measurement Date") is equal to or greater than 110% of the conversion price per share of its common stock in effect on February 15, 2008. The amount of contingent interest payable per $1,000 principal amount of New Notes will equal the sum for each of the twelve month periods ended March 15, 2006, March 15, 2007 and March 15, 2008 of the greater of (x) 0.50% per annum of the principal amount of such New Notes and
(y) the aggregate amount of regular cash dividends that would have been paid on the number of shares of common stock into which a $1,000 principal amount of New Notes were convertible on the Measurement Date (assuming such New Notes were then convertible and were convertible into a number of shares equal to the conversion rate in effect on the Measurement Date, rounded down to the nearest whole number).

Upon the occurrence of a change in control, holders of the New Notes may require the Company to purchase all or a part of their New Notes for cash at a price equal to 100% of the principal amount of the New Notes to be purchased, plus accrued and unpaid interest. In addition, if a designated event (which includes a change in control) occurs, the Company will pay a make whole premium on New Notes converted in connection with a designated event by increasing the conversion rate applicable to the New Notes.

The New Notes may be accelerated upon the occurrence and during the continuance of the events of default specified in the Indenture. The events of default include (i) default for 30 days in payment of any interest on the New Notes;
(ii) default in payment of any principal on the New Notes when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the New Notes; (iv) default in the payment of certain indebtedness of the Company or a subsidiary; (v) failure by the Company to give the noteholders notice of their right to require the Company to purchase New Notes upon a change in control, (vi) failure by the Company to issue common stock or pay cash upon conversion of the New Notes and
(vii) certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary.

The New Notes are general, unsecured obligations of the Company and are subordinate to any senior indebtedness of the Company. The Company cannot redeem the New Notes prior to their maturity. There are no financial covenants associated with the New Notes.

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A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on
Form 8-K and is incorporated by reference into this Item.


ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 3, 2006, the Company issued a press release in which it disclosed certain charges taken during for the quarter ended September 30, 2006. The information set forth in Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.2 to this Current Report on Form 8-K is incorporated by reference into this Item.

The information contained in Item 2.02 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 above is incorporated by reference into this Item.


ITEM 3.02.  UNREGISTERED SALE OF EQUITY SECURITIES.

On September 29, 2006, in connection with the closing of the Exchange Offer, the Company issued $115,205,000 principal amount of New Notes in exchange for an equal amount of validly tendered Old Notes. The Company also made a one time cash payment to holders of Old Notes equal to $2.50 for each $1,000 in principal amount of Old Notes tendered.

The New Notes were offered solely to existing security holders of the Company pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not pay or give, directly or indirectly, any commission or other remuneration for soliciting such exchange.

The New Notes are convertible, under certain circumstances, into cash, and, if applicable, shares of the Company's common stock, subject to the Company's right to pay the share amount in additional cash. The initial conversion rate is
29.2847 shares of common stock per $1,000 principal amount of New Notes (subject to adjustment in certain events), which is equivalent to an initial conversion price of approximately $34.15 per share of common stock. The amount of cash and common stock payable upon conversion will depend upon the value of the Company's common stock over a 15 day period beginning on the third trading day after a holder delivers a notice of conversion. Holders may convert their New Notes if:

o the closing price of the common stock on the trading day prior to the conversion date was 110% or more of the conversion price on such trading day;

o the Company distributes to holders of its common stock certain rights entitling them to purchase common stock at less than the closing price of the common stock on the day preceding the declaration for such distribution;

o the Company distributes to holders of its common stock assets, debt, securities or certain rights to purchase the Company's securities, which distribution has a per share value as determined by the Company's board of directors exceeding 10% of the closing price of the common stock on the day preceding the declaration of such distribution; or

o the Company becomes a party to a consolidation, merger or sale of all or substantially all of its assets or a change in control occurs pursuant to which the common stock would be converted into cash, stock or other property unless all of the consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights, consists of shares of common stock, depository receipts or other certificates representing common equity interests traded on a national securities exchange, or will be so traded immediately following such merger or consolidation, and as a result of such merger or consolidation the New Notes become convertible on a net share settlement basis for cash and, if applicable, such common stock, depository receipts or other certificates representing common equity interests.

Holders may also convert New Notes at any time prior to the maturity date of the New Notes after any five consecutive trading-day period in which the average trading prices for the New Notes for that five trading-day period was less than 97% of the average conversion value for the New Notes during that period. However, holders may not convert New Notes if, at the time of the calculation, the closing price of shares of common stock is between the then current conversion price on the New Notes and 110% of the then current conversion price of the New Notes.

If a designated event occurs, the Company will pay a make whole premium to holders who convert their New Notes in connection with any such transaction by increasing the conversion rate applicable to such New Notes. The applicable conversion rate will be determined by reference to a table in the Indenture and is based on the date on which the designated event becomes effective and the price paid, or deemed to be paid, per share of common stock in the transaction constituting the designated event. A "designated event" includes any event that constitutes a change in control under the Indenture, as well as any event that would constitute a change in control but for the fact that the market price per share of the Company's common stock was trading at specified levels at the time of such event.

A copy of the press release issued by the Company announcing the closing of the Exchange Offer is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.


ITEM 7.01.   REGULATION FD DISCLOSURE.

On October 3, 2006, the Company issued a press release disclosing that it had terminated the interest rate swap agreement that it had entered into to hedge the risk with respect to a portion of the Old Notes and disclosing the financial impact of the Exchange Offer and the termination of the interest rate swap agreement.

A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item. The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number   Description of Exhibit
--------------   ---------------------------

4.1 Indenture, dated as of September 29, 2006, between Integra LifeSciences Holdings Corporation and Wells Fargo Bank, N.A.

4.2 Form of 2 1/2% Contingent Convertible Subordinated Note due 2008 (included as Exhibit A to the Indenture filed as Exhibit
                 4.1 hereto)

99.1 Press release issued October 2, 2006 (Incorporated by reference to Exhibit (a)(5)(v) to the Company's Schedule TO/A filed on October 3, 2006)

99.2             Press release issued October 3, 2006


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

         Date: October 5, 2006         By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer

                                 Exhibit Index


Exhibit Number   Description of Exhibit
--------------   ---------------------------

4.1 Indenture, dated as of September 29, 2006, between Integra LifeSciences Holdings Corporation and Wells Fargo Bank, N.A.

4.2 Form of 2 1/2% Contingent Convertible Subordinated Note due 2008 (included as Exhibit A to the Indenture filed as Exhibit
                 4.1 hereto)

99.1 Press release issued October 2, 2006 (Incorporated by reference to Exhibit (a)(5)(v) to the Company's Schedule TO/A filed on October 3, 2006)

99.2             Press release issued October 3, 2006